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                                                                   Exhibit 23.01


             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To Choice Hotels Franchising, Inc.:

We have audited in accordance with generally accepted auditing standards, the combined financial statements of Choice Hotels Franchising, Inc. included in this Form 10, and have issued our opinion thereon dated June 24, 1997. Our audit was made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The schedule in Exhibit 99.01 is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic combined financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic combined financial statements taken as a whole.

                                                Arthur Andersen LLP


Washington, D.C.
June 24, 1997